UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 9, 2008

InferX Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-51720	54-1614664
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1600 International Drive, Suite 110
McLean, Virginia		22102-4860
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 917-0880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2008, Scott B. Parliament and Michael D. Brown were removed from our Board of Directors by written consent of our stockholders, and the employment agreements of Mr. Parliament, our former Chief Financial Officer, and Mr. Brown, our former President and Chief Executive Officer, were terminated.

On May 13, 2008, Paul B. Silverman, [63], was appointed to serve as interim President and Chief Executive Officer. Mr. Barry E. Wagman, [age], a consultant who has been providing financial support services to the Company’s Chief Financail Officer, has now agreed to serve as the Company’s Chief Financial Officer. Employment agreements for both Mr. Silverman and Mr. Wagman are being finalized and we expect to finalize terms of their employment on or before May 21, 2008. Mr. Silverman is a successful entrepreneur, public company CEO, global corporate management advisor and experienced senior corporate management executive. He is also an adjunct faculty member at two leading universities. Mr. Silverman has a diversified and successful track record spanning more than 30 years, including 19 years in senior corporate management with RCA Corporation, Xerox Corporation, GTE and Satellite Business Systems (a division of IBM) in areas of international management and marketing, strategic planning and international business development, and nine years in senior management consulting with Coopers and Lybrand, Booz Allen and Hamilton and James Martin Strategy, Inc where he served as CEO for North America.

Since February 2007, Mr. Silverman has been the Director of the Entrepreneurial Step Up Program at the George Mason University School of Public Policy, an executive education program offering entrepreneurial management education services to support the growth of early-stage companies. From January 2006 to November 2007, Mr. Silverman was the Chairman and Chief Executive Officer of Strategic Defense Alliance Corp.(“SDAC”) , a public firm acquiring homeland security firms. SDAC’s principal operating subsidiary wholly-owned subsidiary Computer Networks & Software, Inc., is being acquired by a private equity firm From January 2004 to January 2006, Mr. Silverman was Chairman and Chief Executive Officer of Global Defense Corporation (“GDC”), a development stage corporation which he co-founded to make acquisitions in defense-related businesses. Mr. Silverman continues to serve as Chairman of GDC. From January to December 2003, Mr. Silverman was a consultant to Mobilepro Corporation, a publicly-traded wireless broadband company, and from January 2004 through January 2006, he served as Chairman of Mobilepro’s Management Advisory Board.

Mr. Wagman is a certified public accountant with extensive experience in both public accounting and private industry. Since 2001, Mr. Wagman has been President of VisionPath Consulting, a privately-held firm providing a broad range of consulting services to small- and medium-size businesses. In addition, Mr. Wagman has directed the financial operations of two national president campaign organizations.  Mr. Wagman served as the Chief Financial Officer of Americans for Evan Bayh, Inc., and most recently served as the Comptroller of Clark for President, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2008	InferX Corporation

	By:	/s/ B.K. Gogia
B.K. Gogia
Chairman of the Board